Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Statements” in the Prospectus and “Experts” in the Statement of Additional Information and to the use of our reports dated March 18, 2005 with respect to the statements of changes in net assets of each of the respective subaccounts of American Equity Life Annuity Account for the period ended December 31, 2004 and March 14, 2005 with respect to the financial statements and schedules of American Equity Investment Life Insurance Company as of December 31, 2004 and for each of the two years in the period ended December 31, 2004, in Post-Effective Amendment No. 12 to the Registration Statement (Form N-4 No. 333-46593) under the Securities Act of 1933 and Amendment No. 13 to the Registration Statement (Form N-4 No. 811-08663) under the Investment Company Act of 1940, and related Prospectus of American Equity Life Annuity Account (Individual Flexible Premium Deferred Variable Annuity Contract) dated May 4, 2006.

/s/ Ernst & Young LLP

Des Moines, Iowa

May 4, 2006